Exhibit 10.8
                      FRONTIER COMMUNICATIONS CORPORATION
                  NON-EMPLOYEE DIRECTORS' EQUITY INCENTIVE PLAN

              (Adopted May 25, 2006, As Amended December 29, 2008)


1.   PURPOSE

     1.1 The purpose of this Citizens Communications Company Non-Employee Directors' Equity Incentive Plan (the "Plan") is to attract and retain qualified persons to serve as non-employee directors by providing such directors with greater flexibility in the form and timing of receipt of compensation for their service on the Board of Directors of the Company and an opportunity to obtain a greater interest in the Company's long-term success and progress through the receipt of equity-based awards, thereby aligning such directors' interests more closely with the interests of the Company's stockholders. The Plan was originally adopted on May 25, 2006. It was amended in December 2008 to comply with the requirements of Code Section 409A.

2.   DEFINITIONS

     As used herein, the following words shall have following meanings unless otherwise specifically provided:

     2.1 "Act" means the Securities Act of 1933, as amended.

     2.2 "Administrator" shall mean the employee(s) and/or officer(s) selected by the Committee in accordance with Section 9.1(b) hereof to administer the Plan.

     2.3 "Award" means an Option or a Stock Unit granted under the Plan or any Fees deferred as Stock Units under the Plan.

     2.4 "Beneficiary" with respect to a Participant means the person or persons designated in writing by the Participant as entitled to receive a Participant's Stock Unit Account upon his or her death, or to exercise the Participant's outstanding Options upon his or her death, or failing such designation, the person or persons who, upon the death of a Participant, shall have acquired by will, or the laws of descent and distribution, the right to receive the benefits specified under this Plan. "Beneficiary" shall also include the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the right to receive the benefits specified in this Plan on behalf of the Participant.

     2.5 "Board" means the Board of Directors of the Company.

     2.6 "Broker Exercise Notice" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

     2.7 "Change in Control" has the meaning set forth in Section 5.1 hereof.

     2.8 "Code" means the Internal Revenue Code of 1986, as amended. All references herein to particular Code Sections shall also refer to any successor provisions and shall include all related regulations, interpretations and other guidance.

     2.9 "Company" means Frontier Communications Corporation and its successors and assigns.

     2.10 "Committee" means the committee designated by the Board as set forth in Section 9.1(a) of the Plan.


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     2.11 "Common  Stock" means the common stock,  par value $.25 per share,  of the Company.

     2.12 "Director" means any director of the Company who is not a full-time employee of the Company. For the purposes of the Plan, an individual who is both a full-time employee of the Company and a director of the Company and therefore ineligible to participate in the Plan and who ceases to be a full-time employee but remains in office as a director shall become eligible to participate in the Plan as a director as of the termination of his or her service as a full-time employee.

     2.13 "Elective Fees" has the meaning set forth in Section 4.1(b) hereof.

     2.14 "Effective Date" means the date of the Company's 2006 annual stockholders' meeting.

     2.15 "ERISA" has the meaning set forth in Section 6 hereof.

     2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     2.17 "Fair Market Value" means, unless another reasonable method for determining fair market value is specified by the Committee, which method shall be one that is deemed to constitute fair market value for purposes of Code
Section 409A to the extent it is used with respect to an Option, the closing price of a share of the Common Stock as reported by the New York Stock Exchange (or if such shares are listed on another national stock exchange or national quotation system, as reported or quoted by such exchange or system) on the date in question or, if no such sales were reported for such date, for the most recent date on which sales prices were quoted.

     2.18 "Family Entity," "Family Member Transfer," "Family Transferee" and "Family Trust" have the meanings set forth in Section 6 hereof.

     2.19 "Fees" mean the sign-on fees, retainer fees, annual stipends and Board and committee meeting attendance fees, unless the context otherwise requires.

     2.20 "Grant Date" means, with respect to a grant of Options or Stock Units, the date on which such Award is granted and, with respect to Stock Units that represent Fees deferred by a Director pursuant to Section 4.1(c) below, the last business day of the calendar quarter in which the underlying Fees were earned.

     2.21 "Option" means an option to purchase shares of Common Stock granted to a Director pursuant to Section 3 of the Plan.

     2.22 "Participant" means a current or former Director.

     2.23 "Plan Year" means the fiscal year of the Company, currently the twelve-month period ended December 31.

     2.24 "Predecessor Plan" has the meaning set forth in Section 10.1 hereof.

     2.25 "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant and that have been held for the period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and that are otherwise acceptable to the Committee.

     2.26 "Rule 16b-3" shall mean such rule promulgated by the Securities and Exchange Commission under the Exchange Act and, unless the circumstances require otherwise, shall include any other rule or regulation adopted under Sections 16(a) or 16(b) of the Exchange Act relating to compliance with, or an exemption from, Section 16(b).

     2.27 "Separation from Service" means a Participant's separation from service with the Company, within the meaning of Code Section 409A(a)(2)(A)(i) and taking into account the special rules for directors in Treasury Regulation ss. 1.409A-1(h)(5). The term may also be used as a verb (i.e., "Separates from Service") with no change in meaning.


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

     2.28 "Stock Unit" shall mean a credit established in a Participant's Stock Unit Account pursuant to Section 4 of the Plan that represents the economic equivalent of one share of Common Stock.

     2.29 "Stock Unit Account" shall mean the account established for each Participant to reflect the amount of Fees which such Participant has elected to defer pursuant to Section 4.2 of the Plan and/or Stock Units granted to such Participant pursuant to Section 4.1 of the Plan.

     2.30 "Stock Unit Election" means a Participant's delivery of a written notice of election to the Committee (a) electing to defer payment of his or her Fees in accordance with Section 4, and (b) further electing to receive payment of his or her Stock Unit Account at the Time of Distribution in either (1) Common Stock or (2) cash. All such elections shall be irrevocable except as otherwise provided in the Plan.

     2.31 "Termination" means termination of service as a Director as a result of retirement, death, disability or any other reason.

     2.32 "Time of Distribution" means the date ten (10) calendar days after a Participant's Separation from Service (other than for death) and the date thirty
(30) calendar days after a Participant's death.

     2.33 "Transaction" has the meaning set forth in Section 5.1(b) hereof.

     2.34 "Trust Agreement" means any Trust Agreement entered into between the Company and any Trustee in connection with the Plan.

     2.35 "Trustee" means any entity named as Trustee in the Trust Agreement.

3.   TERMS OF OPTIONS

     3.1 Options. Options may be granted to Directors from time to time as determined by the Board, subject to the terms of the Plan.

     3.2 Option Exercise Price. The exercise price per share of Common Stock purchasable under an Option granted under the Plan shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

     3.3 Exercisability of Options. Unless otherwise specified by the Company on or prior to the Grant Date, an Option granted under the Plan shall become vested and exercisable on the date that is six months following the Grant Date.

     3.4 Duration of Options. Except as provided in Section 5.2, each Option granted under the Plan will terminate ten years after its Grant Date or, if earlier, on the first anniversary of a Director's Termination.

     3.5 Notice of Exercise. An Option granted under the Plan may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan, by delivering in person, by facsimile or electronic transmission or through the mail notice of exercise to the Administrator, and by paying in full the total exercise price for the shares or Common Stock to be purchased in accordance with this Section 3. Such notice will specify the particular Option that is being exercised (by the date of grant and total number of shares subject to the Option) and the number of shares with respect to which the Option is being exercised.

     3.6 Payment of Purchase Price. Unless otherwise determined by the Committee, the total purchase price of the shares to be purchased upon exercise of an Option shall be paid (a) entirely in cash (including check, bank draft or money order), (b) tender of a Broker Exercise Notice, (c) tender (either constructively or by attestation) of Previously Acquired Shares, (d) any combination of the above, or (e) any other method permitted by the Committee and upon terms and conditions established by the Committee. For purposes of such payment, Previously Acquired Shares tendered will be valued at the Fair Market Value on the exercise date.

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

4.   STOCK UNITS

     4.1 Stock Units.

          (a) Formula Grant. Unless otherwise determined by the Board, each Director shall receive a grant of 3,500 Stock Units on the first business day of each Plan Year.

          (b) Discretionary Grants. The Board may provide that all or a portion of Fees will be paid in the form of Stock Units. In addition, the Board may determine that Directors will have the ability to elect (in accordance with Sections 4.2 and 4.3) to receive certain Fees as a specified number of Stock Units or as a specified amount of cash ("Elective Fees"). The number of Stock Units allocated with respect to Fees deferred pursuant to this subsection (b) shall be determined in accordance with Section 4.5 below.

          (c) Deferred Fees.  Directors may elect (in  accordance  with Sections
     4.2 and 4.3) to receive Stock Units in lieu of Fees that are not granted as
     (1) Elective Fees pursuant to subsection (b) above, or (2) a formula grant pursuant to subsection (a) above. The number of Stock Units allocated with respect to Fees deferred pursuant to this subsection (c) shall be determined in accordance with Section 4.5 below.

4.2  Election to Defer.

          (a) A Director may elect, on an annual basis and prior to December 31 of a Plan Year, to defer receipt until the Time of Distribution of all or a portion of the cash Fees payable to such Director for services rendered in the next ensuing Plan Year. A Stock Unit Election shall be effective upon the timely delivery by a Director to the Administrator of a written and properly completed Stock Unit Election to evidence his or her decision. Such Stock Unit Election shall indicate the portion of the Directors' Fees to be deferred and credited to his or her Stock Unit Account. A Director may also elect, pursuant to such Stock Unit Election, to receive cash or Common Stock at the Time of Distribution with respect to the Stock Units underlying such election. A Participant (or his or her Beneficiary) may, in connection with the Director's Termination, change such Stock Unit Election as to whether such distribution will be made in Common Stock or cash at the Time of Distribution.

          (b) If a person becomes a Director after the beginning of any Plan Year, he or she may elect to defer receipt of Fees for such Plan Year. Such Stock Unit Election must be made in writing and delivered to the Administrator within thirty days after the individual becomes a Director, and such Stock Unit Election shall be effective only with respect to Fees that are earned for services performed by the Director after the date the Stock Unit Election is delivered to the Administrator (and thereby becomes effective).

     4.3 Effectiveness of Elections. Stock Unit Elections for each Plan Year shall be effective and irrevocable upon the delivery of a Stock Unit Election to the Administrator, except as specifically provided in this Plan.

     4.4 Establishment of Stock Unit Accounts. The Company, Administrator or the Trustee, as appropriate, shall establish a separate "Stock Unit Account" for each Participant.

4.5  Crediting Stock Unit Accounts.

          (a) The Stock Unit Account of each Director shall be credited as of each Grant Date with (1) the Fees that are denominated by the Board as a specified number of Stock Units and (2) the Fees that the Director elects to defer as Stock Units. With respect to Fees that are deferred pursuant to
     Section 4.1(c) above, the Participant shall be credited with a number of Stock Units determined by dividing the total cash value of such deferred Fees earned and deferred in a quarter by 85% of the Fair Market Value of the Common Stock on the Grant Date. As of the date of any payment of a stock dividend or stock split by the Company, a Participant's Stock Unit Account will be credited with Stock Units equal to the number of shares of Common Stock (including fractional share entitlements) which are payable by the Company with respect to the number of shares (including fractional share entitlements) equal to the number of Stock Units credited to the Participant's Stock Unit Account on the record date for such stock dividend or stock split. As of the date of any dividend in cash or property or other distribution payable to holders of Common Stock, the Participant's Stock Unit Account shall be credited with additional Stock Units equal to the number of shares of Common Stock (including fractional share entitlements) that could have been purchased at the Fair Market Value as of such payment date with the amount which would have been received as a dividend or distribution on the number of shares (including fractional share entitlements) equal to the Stock Units credited to the Participant's Stock Unit Account as of the record date.


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

          (b) On a quarterly basis, or as otherwise appropriate to match increases in Stock Units held in the Plan, the Company may, but shall not be required by the terms of the Plan to, purchase Common Stock on the open market and hold the same in the "Non-Employee Directors' Equity Incentive Plan Account." Also, the Company may enter into a Trust Agreement with a Trustee and may, but shall not be required by the terms of the Plan to, transfer to the Trustee either (1) the number of shares of Common Stock equal to the whole number of Stock Units in the Participants' Stock Unit Accounts for Fees deferred by the Directors on such Grant Date, or (2) cash with instructions to purchase such number of shares of Common Stock either from the Company or in the open market, as determined by the Company. Purchases in the open market by the Trustee shall not be subject to any direct or indirect control or influence over the times when, or the prices at which, or the broker or dealer through which, the Trustee shall buy such shares. As specified in Section 7.2, any shares of Common Stock purchased by the Company and any shares of Common Stock or cash held by the Trustee shall remain the property of the Company or Trust, respectively, and shall not be property or money to which any Participant has any right or claim.

4.6  Time and Method of Distribution.

          (a) Distribution of a Participant's Stock Unit Account shall commence at Time of Distribution. Distribution shall be made in a lump sum either in shares of Common Stock or in cash. If a distribution is to be made in cash, it shall be in an amount equal to the Fair Market Value as of the date of Separation from Service of all Stock Units credited to a Participant's Stock Unit Account. The distribution shall be paid to the Participant, the Family Transferee or his or her Beneficiary, as applicable. Any Fees earned in the calendar quarter in which a Participant's Separation from Service occurs shall be distributed in cash, based on the cash amount of such Fees previously established by the Board. For example, if a Director elects to defer quarterly Fees in the amount of $2,000 and such Fees are not credited to his or her Stock Unit Account because the Termination occurs during such calendar quarter, such Director or his or her Beneficiary will receive a distribution of such Participant's Stock Unit Account plus a lump sum cash payment of $2,000.

          (b) If a distribution is to be made in shares of Common Stock, the distribution shall be such number of shares of Common Stock as shall equal the whole number of Stock Units credited to such Participant's Stock Unit Account. Any remaining fractional interest shall be paid in cash based on the Fair Market Value of the shares of Common Stock represented by such Stock Units on the date of Separation from Service.

          (c) In the absence of an effective Stock Unit Election to take effect at the Time of Distribution that sets forth whether such distribution shall be in cash or in Common Stock, the Stock Unit Account shall be paid out in Common Stock.

          (d) This subsection (d) shall govern the distribution of a Stock Unit that if paid at the time the distribution would be made without regard to this subsection, could result in a violation of Section 16 of the Act because there is an opposite way transaction that would be matched with the liquidation of the Participant's interest in Stock Units (either as a "discretionary transaction," within the meaning of Rule 16b-3(b)(1), or as a regular transaction, as applicable) (a "Covered Distribution"). In the case of a Covered Distribution, if the liquidation of the Participant's interest in Stock Units in connection with the distribution has not received approval that is effective to exempt the transaction under Rule 16b-3 ("Exempting Approval") by the time the distribution would be made if it were not a Covered Distribution, or if it is a discretionary transaction, then the actual distribution to the Participant shall be delayed only until the earlier of:

               (i) In the case of a transaction that is not a discretionary transaction, the date Exempting Approval is obtained of the liquidation of the Participant's Stock Units in connection with the distribution, and


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

               (ii) The date the distribution would no longer violate Section 16 of the Act, e.g., when the Participant is no longer subject to Section 16 of the Act, or when the time between the liquidation and an opposite way transaction that would be matched with the liquidation is sufficient.

5.   CHANGE IN CONTROL

     5.1 A "Change in Control" shall mean and shall be deemed to have occurred as of the date of the first to occur of the following events:

          (a) when any "person" as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act (but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (b) upon the consummation of any merger or other business combination involving the Company, a sale of substantially all of the Company's assets, liquidation or dissolution of the Company or a combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction own, in the same proportion, at least 51% of the voting power, directly or indirectly, of (i) the surviving corporation in any such merger or other business combination; (ii) the purchaser of or successor to the Company's assets; (iii) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (iv) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be.

     5.2 Acceleration of Vesting; Termination. If a Change in Control of the Company occurs, then all Options will become immediately exercisable in full and will remain exercisable in accordance with their terms; provided, however, that the Company may provide that the Options shall terminate upon the consummation of such Change in Control, provided that the Company provides a minimum of thirty (30) days' prior written notice to the Participants of such Option termination date.

6.   AWARDS NOT TRANSFERABLE; EXCEPTIONS

          (a) No Award shall be transferable or subject in any manner to alienation or anticipation other than by will or the laws of descent or distribution except pursuant to a lump-sum property settlement under a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA") and the rules and regulations promulgated thereunder and except that, with the consent of the Committee acting in its sole discretion, a Participant may effect a transfer (a "Family Member Transfer") of an Award that is not subject to Code Section 409A (or that is transferred in full compliance with Code Section 409A) to
     (i) a member of the Participant's immediate family (which for the purposes of the Plan shall have the same meaning as defined in Rule 16a-1 promulgated under the Exchange Act); (ii) a trust (the "Family Trust") the beneficiaries of which consist exclusively of members of the Participant's immediate family; and (iii) a partnership, limited partnership or other limited liability entity ("Family Entity") the members of which consist exclusively of members of the Participant's immediate family, Family Trusts and Family Entities; provided that no consideration is paid for the transfer and that each Family Member Transferee execute an instrument agreeing to be bound by the provisions of the Plan and the Plan's restrictions on transferability of the Award. During the lifetime of a Participant, an Option shall be exercisable only by the Participant or his or her Family Transferee or Beneficiary. A "Family Transferee" is a transferee that is a member of the immediate family of a Participant or a Family Trust or Family Entity.

          (b) No Participant may borrow against his or her Stock Units or Options. No Stock Unit Account nor Option shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including, but not limited to, any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant, except with respect to a Family Member Transfer of Awards as described above. Neither a Participant's Stock Unit Account or Option hereunder nor a Participant's rights to benefits hereunder may be assigned to any other party by means of a judgment, decree or order (including approval of a property settlement agreement) relating to the provision of child support, alimony payments, or marital property rights of a spouse, former spouse, child or other dependent of the Participant.


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

          (c) In the event that, notwithstanding the foregoing, any Participant's benefits are garnished or attached by order of any court, the Committee may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by a court to the recipient as it deems proper at the close of said action.

7.   CREDITORS AND INSOLVENCY

     7.1 Unfunded Status. Any and all payments made to a Participant pursuant to the Plan shall be made from the general assets of the Company or assets available to its general creditors. Any payments made in good faith under the terms of the Plan to a Participant or his or her Beneficiary shall fully discharge the Plan, the Company, the Trustee, if any, the Administrator and the Committee from all further obligations with respect to such payments. The Company intends that the Plan shall be considered unfunded for all purposes, including tax purposes and purposes of Title I of ERISA.

     7.2 Claims of the Company's Creditors. All assets held pursuant to the provisions of this Plan shall be subject to the claims of general creditors of the Company, including judgment creditors and bankruptcy creditors. The rights of a Participant or Beneficiary to any benefits under the Plan or to any assets under the Trust shall be no greater than the rights of an unsecured creditor of the Company. No Participant shall have any claim or entitlement to any shares of Common Stock which have been purchased, acquired or held by the Company or any Trustee. Any and all such shares shall be the property of the Company and shall only represent funds or assets available to the Company which it shall have designated to match its obligations and accruals with respect to the Plan.

8.   PAYMENT OF SHARES

     8.1 Delivery of Certificates for Stock.

          (a) At the Time of Distribution, subject to subsection (d) below, the Company shall deliver to a Participant who has elected to receive shares of Common Stock, or to his or her Family Transferee or Beneficiary, a certificate for the shares of Common Stock to which he or she is entitled. At the time of exercise of an Option, subject to subsection (d), the Company shall deliver to the Participant or to his or her Family Transferee or Beneficiary, a certificate for shares of Common Stock to which he or she is entitled. Such certificates shall be registered in the name of the Participant, Family Transferee or Beneficiary.

          (b) The Company shall not be required to issue or deliver any certificates for, or make book-entry reflecting, shares of Common Stock prior to (i) the listing of such shares on any stock exchange or quotation system on which the Common Stock may then be listed or quoted and (ii) the completion of any registration, qualification, approval or authorization of such shares under any federal or state law, or any ruling or regulation or approval or authorization of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

          (c) All certificates for shares of Common Stock delivered under the Plan, and book entries reflecting such shares, shall be subject to such restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws.

          (d) If the registration of ownership of Common Stock is then being maintained by the Company or its transfer agent in book-entry form, then the delivery of shares of Common Stock to the Participant, Family Transferee or Beneficiary may be evidenced by book entry.

     8.2 Taxes. The Company or the Trustee, as appropriate, shall deduct the amount of any taxes, if so required by law, from any payments made pursuant to the Plan and shall transmit the withheld amounts to the appropriate taxing authority, and provide the Participant, Family Transferee or any Beneficiary of appropriate evidence of withholding. In the case of exercise of an Option or payment in shares of Common Stock, the Participant may request the Company to accept payment of any related withholding taxes in the form of shares of Common Stock valued at Fair Market Value on the exercise date of the Option or payment in shares of Common Stock, as the case may be.

     8.3 Payment to Beneficiary, Exercise of Option by Beneficiary. Upon the death of a Participant, the Stock Unit Account of the deceased Participant shall be paid to the Beneficiary within 30 days following the date of death. In addition, upon the death of a Participant, the Beneficiary may exercise any Option to the extent exercisable on the date of death and as otherwise permissible pursuant to any Option agreement.

     8.4 Beneficiary Designation. Beneficiary designations shall be made in writing and delivered to the Administrator and shall comply with any applicable state law relating to testamentary dispositions and other requirements. A Participant may designate a new Beneficiary or Beneficiaries at any time by notifying the Administrator. The last such designation received by the Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

9.   ADMINISTRATION

     9.1 Appointment of Committee.

          (a) The Board of Directors shall appoint a Committee, consisting of not less than two persons, to administer and interpret the Plan; provided that, so long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, such committee will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3. Members of a Committee shall hold office at the pleasure of the Board of Directors and may be dismissed at any time with or without cause.

          (b) The Board of Directors shall also designate one or more officers or employees of the Company to administer the Plan and to have the primary administrative responsibility with respect to the Plan, in coordination with and under the direction of the Committee.

9.2  Powers of the Administrator and the Committee.

          (a) The Committee shall not, under any circumstances, have authority to select those Directors who will be eligible to participate in the Plan or to make decisions concerning the timing, pricing or amount of any benefit, Stock Unit, share of Common Stock or Option under the Plan. All such matters are determined solely by the provisions of the Plan. The Committee shall interpret or supplement the provisions of the Plan where desirable or necessary and may resolve ambiguities or omissions or adopt procedures for the administration of the Plan consistent with the purpose and provisions of the Plan and any rules adopted by the Committee. Whenever directions, designations, applications, requests or other notices are to be given by a Participant under the Plan, they shall be filed with the Committee.

          (b) Except as provided in the next paragraph, all decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

          (c) If the taking of any action or the making of any determination by the Committee shall jeopardize the effectiveness of any exemption of any plan of the Company from Section 16(a) and (b) of the Exchange Act, the Committee shall be deemed to be without the power to take such action or make such determination.

10.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     10.1 Number of Shares. Subject to the provisions of Section 10.2 (relating to adjustments upon changes in capital structure and other corporate transactions), a maximum of 2,000,000 shares of Common Stock may be issued and delivered to Participants, Family Transferees and their Beneficiaries under the Plan. If and to the extent that any Award is forfeited, or if any Option granted under the Plan terminates, expires or is cancelled or forfeited, without having been fully exercised, shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under the Plan. If the option price of any Option granted under the Plan is satisfied by delivering Previously Acquired Shares to the Company, only the number of shares of Common Stock issued net of the shares of Previously Acquired Shares delivered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Any shares of Common Stock available for grant under the Amended and Restated Citizens Utilities Company Non-Employee Directors' Deferred Fee Equity Plan (the "Predecessor Plan") on the Effective Date not subject to outstanding awards shall become available for issuance under the Plan. (As of April 5, 2006, approximately 536,751 shares of Common Stock are expected to be available for issuance under the Predecessor Plan. Thus, the total number available for grant under the Plan is expected to be 2,536,751 million.) In addition, if and to the extent that any "plan units" outstanding on May 25, 2006 under the Predecessor Plan are forfeited, or if any option granted under the Predecessor Plan terminates, expires, or is cancelled or forfeited, without having been fully exercised, shares of Common Stock subject to such "plan units" or options cancelled shall become available for issuance under the Plan. Any share of Common Stock transferred by the Company to a Stock Unit Account or to the Trustee or delivered by the Company upon exercise of an Option hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. No fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of Awards under the Plan.

     10.2 Adjustments in Event of Change in Common Stock.

     Subject to the provisions of Sections 5.1 (relating to a Change in Control), in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares of Common Stock, such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of shares of Common Stock that may be issued under the Plan; (b) the number of shares of Common Stock subject to Awards of a specified type or to any Participant; and/or (c) the price per share for any outstanding Options granted under the Plan.

11.  MISCELLANEOUS

     11.1 Term of Plan. The Plan shall be effective as of the Effective Date, subject to approval by the stockholders of the Company. The Plan shall terminate on the tenth anniversary of the Effective Date, unless earlier terminated by the Board in its sole discretion or by the Committee in accordance with Section 11.4 of the Plan. The termination of the Plan shall not impact any outstanding Options or Stock Unit Accounts. Notwithstanding the foregoing, the Board may terminate the Plan and the Committee shall have the authority to terminate all deferral elections (1) in the event of a corporate dissolution taxed under
Section 331 of the Code, (2) with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A) or (3) as a result of such other liquidation or similar event that constitutes a permitted termination of the Plan under Section 409A of the Code and regulations and guidance thereunder.

     11.2 Participants' Rights. Nothing contained in this Plan shall be construed as giving any Participant the right to be retained as a Director of the Company or as limiting, in any way, any right that any party or parties may have to remove a Participant as a Director of the Company or to appoint or to elect another individual to replace a Participant as a Director of the Company. Nothing contained in this Plan shall be construed as giving any Participant the right to receive any benefit not specifically provided by the Plan. Any other provision of the Plan notwithstanding, a Participant shall not have any interest in the amounts credited to his Stock Unit Account until such Stock Unit Account is distributed in accordance with the provisions of the Plan.

     11.3 Amendments; Other. The Board may at any time modify and amend the Plan in any respect; provided, however, that stockholder approval shall be obtained prior to any such amendment becoming effective if such approval is required by law, the rules of the stock exchange on which the shares of Common Stock are then listed, or is necessary to comply with regulations promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, provided further that, no amendment, modification, termination or suspension of the Plan shall in any manner materially adversely affect any Award theretofore granted under the Plan, without the consent of the Participant holding such Award, except that no such consent shall be required if the Board determines in its sole discretion that such amendment, modification or termination is required or advisable in order for the Company, the Plan or the Award to satisfy any applicable law or regulation, stock exchange rule, over-the-counter market rule, or to meet the requirements of any intended accounting treatment. Notwithstanding the foregoing, the Board may (but shall not be required to) amend the Plan without obtaining the consent of any Participant to the extent necessary (as determined by the Board in its sole discretion) to meet the requirements of Section 409A of the Code and the guidance issued thereunder such that the additional taxes and penalties set forth in Section 409A(a)(i)(B) of the Code will not apply to transactions contemplated by the Plan or any Participant's Award agreement with respect to an Option or Stock Unit. The Company shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Company to so comply.

     11.4 Notices. All elections, designations, requests, notices, instructions and other communications from a Director, Participant, Beneficiary or other person to the Administrator, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Administrator and shall be mailed by registered or certified mail, postage prepaid first class mail, nationally recognized overnight courier, delivered by facsimile, personally delivered or otherwise delivered to such location as shall be specified by the Administrator.

     11.5 Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

     11.6 Governing Law. The validity and construction of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by the substantive laws of the State of Delaware.

     11.7 Binding Effect. The terms of the Plan shall be binding upon the Company and its successors and assigns.

12.  COMPLIANCE WITH CODE SECTION 409A

     12.1 Specified Employees. With respect to Participants who are "specified employees" (with such status determined by the Company in accordance with rules established by the Company in writing in advance of the "specified employee identification date" that relates to the date of Participant's Separation from Service or, if later, by December 31, 2008, or in the absence of such rules established by the Company, under the default rules for identifying specified employees under Code Section 409A), a distribution due to Separation from Service may not be made before the date that is six months after the date of Separation from Service (or, if earlier, the date of death of the Participant), except as may be otherwise permitted pursuant to Code Section 409A. To the extent that a Participant is subject to this section, the Participant shall be paid, during the seventh month following Separation from Service, the aggregate amount of payment he would have received but for the application of this section.

     12.2 In General. The Plan is intended to be treated as an unfunded deferred compensation plan under the Code and is intended to comply in form and operation with the requirements of Code Section 409A. It is the intention of the Company that the amounts deferred pursuant to this Plan shall not be included in the gross income of the Participants or their Beneficiaries until such time as the deferred amounts are distributed from the Plan. At all times, this Plan shall be interpreted and operated (i) in accordance with the requirements of Section 409A, unless an exemption from Section 409A is available and applicable, and
(ii) to maintain the exemption from Section 409A of Options. To the extent there is a conflict between the provisions of the Plan relating to compliance with
Section 409A and the provisions of any Award agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority with respect to Awards, which may exist under the terms of the Award or the other terms of this Plan, shall not be applicable to an Award that is subject to
Section 409A to the extent such  discretionary  authority  would  conflict  with
Section  409A.  In the event that any Award  shall be deemed not to comply  with
Section 409A, then neither the Company, the Board of Directors, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a "protected party") shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.